Exhibit 32

SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Respironics, Inc. (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 5, 2006

/S/ JOHN L. MICLOT
	Name:	John L. Miclot
	Title:	President and Chief Executive Officer

/S/ DANIEL J. BEVEVINO
	Name:	Daniel J. Bevevino
	Title:	Vice President and Chief Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of the written statement required by Section 906 has been provided to Respironics, Inc. and will be retained by Respironics, Inc. and furnished to the SEC or its staff upon request.